Exhibit 24.1

Power of Attorney

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Stephen A. Schwarzman, Peter G. Peterson, Hamilton E. James, J. Tomilson Hill, Michael A. Puglisi, Robert L. Friedman, Sylvia F. Moss and Marsha Overby, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Blackstone Group Management L.L.C., a Delaware limited liability company (the “General Partner”) and the general partner of The Blackstone Group L.P.. (the "Partnership"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment of amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact , or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming , nor is the General Partner or the Partnership assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act o f 1934 or the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned, after becoming subject to the requirements to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in any equity security or derivative security relating to the Partnership, whether or not issued by the Partnership, ceases to be subject to those requirements, unless earlier revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 19, 2007.

By:

/s/ Stephen A. Schwarzman